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                                                                    Exhibit 99.1


SonicWALL Signs OEM Agreement With Cisco Systems

Cisco to Offer SonicWALL SSL Technology as Part of Its Content Delivery
Solutions

SUNNYVALE, Calif., June 6 -- SonicWALL, Inc. (Nasdaq: SNWL), a leading provider of Internet security solutions, today announced it has signed an Original Equipment Manufacturer (OEM) agreement to provide its Secure Sockets Layer (SSL) acceleration products to Cisco Systems (Nasdaq: CSCO). Under the terms of the agreement, SonicWALL will supply SSL acceleration appliances that complement Cisco's content delivery solutions targeted at large enterprise data centers, web server farms and application service providers. The Cisco-branded SSL products will begin shipping in the third quarter of 2001.

SonicWALL's unique SSL acceleration and offloading technology completely removes the burden of encryption and decryption processing from secure Web servers, boosting site performance and increasing network efficiency for e-commerce and other secure applications. SSL offloading allows Web sites to offer privacy and security to their clients and employees without compromising the performance of the Web servers. SonicWALL's SSL products allow Cisco's content switches to intelligently load balance encrypted Internet traffic enabling maximum availability and performance in the most demanding network environments. With the ability to act on decrypted, layer 7 data, secure content switching offers greatly enhanced performance for large e-commerce sites and other secure e-business applications.

Certain statements in this press release are ``forward-looking statements'' within the meaning of the Securities Act of 1933, as amended. Forward-looking statements are based on the opinions and estimates of management at the time the statements are made and are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. Factors that could affect SonicWALL's actual results include, but are not limited to, the ``Risk Factors'' described in our Securities and Exchange Commission filings, including our Annual Report on Form 10-K for the year ended December 31, 2000. All forward-looking statements included in this release are based upon information available to SonicWALL as of the date of the release, and we assume no obligation to update any such forward-looking statement.

NOTE: SonicWALL is a registered trademark of SonicWALL, Inc. Other product and company names mentioned herein may be trademarks and/or registered trademarks of their respective companies.